Exhibit 99.02

Press Release www.shire.com

PDMR Share Dealings

March 1, 2013 – Shire plc (LSE: SHP, NASDAQ: SHPG), (the “Company”) announces the following dealings by Persons Discharging Managerial Responsibility (“PDMRs”) in American Depository Shares (“ADSs”).  One ADS is equal to three Shire plc ordinary shares of 5 pence each.

Release of Performance Share Awards (“PSA Awards”)

In accordance with the rules of the Portfolio Share Plan (“PSP”), the following ADSs were released on February 28, 2013 in connection with PSA Awards granted under Part B of the PSP.  The Company was notified today that on February 28, 2013 sufficient ADSs were sold on the NASDAQ at an average sale price of $94.1859 to satisfy the related personal tax liabilities of each PDMR.

	Date of grant	Number of ADSs released 2	Number of ADSs sold
Ann Judge1	28/02/2012	297	91
	28/02/2011	423	149
Jeffrey Jonas1	28/02/2012	386	114
	28/02/2011	507	152

1	The PSA Awards were granted prior to Ann Judge and Jeffrey Jonas becoming PDMRs. In accordance with the rules of the PSP, such awards vest incrementally over a three year period.
2	In accordance with the rules of the PSP, the vested PSA awards have been increased to reflect the dividends paid by the Company in the period from the grant date to the vesting date.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

www.shire.com